  Exhibit 10.66

MEMBERSHIP INTEREST PURCHASE AGREEMENT AND RELEASE

This MEMBERSHIP INTEREST PURCHASE AGREEMENT AND RELEASE (this “Agreement”) is made and entered into as of the last date set forth on the signature page hereto (the “Effective Date”), by and among Apollo Medical Holdings, Inc., a Delaware corporation (the “Company”), Apollo Medical Management, Inc., a California corporation (“Apollo Management”), Apollo Palliative Services LLC, a California limited Liability company (“APS”), and Dr. Sandeep Kapoor, M.D. (“Kapoor”).

A.           Kapoor is the registered holder of eighty (80) Membership Interest Units of APS (the “Kapoor Units”) which he acquired in exchange for certain membership interests in Best Choice Hospice Care, LLC (“BCHC”) pursuant to a Contribution Agreement dated October 27, 2014 among APS, Kapoor and Marine Metspakyan (the “Contribution Agreement”).

B.           Concurrently with the transactions contemplated by the Contribution Agreement, Kapoor sold his remaining membership interests in BCHC to APS pursuant to a Membership Interest Purchase Agreement dated October 27, 2014, among APS, the Company, Kapoor, Marine Metspakyan and BCHC (the “Purchase Agreement”).

C.           Pursuant to Section 3.3 of the Purchase Agreement, Kapoor owes certain amounts, plus interest, to APS, as a purchase price adjustment (the “Adjustment Amount”). Pursuant to Section 3.4 of the Purchase Agreement, Kapoor is entitled to a certain amount as the Kapoor Contingent Purchase Payment (as defined in the Purchase Agreement), the payment of which is guaranteed by the Company. The Adjustment Amount and the Kapoor Contingent Purchase Payment are together referred to as the “Monetary Obligations.”

D.           Kapoor was employed by APS pursuant to an Employment Agreement dated on or about October 27, 2014 (the “Employment Agreement”), and such employment was terminated as of July 1, 2015.

E.            The parties desire to provide for the purchase of the Kapoor Units, the waiver of the Monetary Obligations, and certain releases on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises (which are incorporated herein by reference) and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

1.           Purchase of Kapoor Units and Waiver of Monetary Obligations. Subject to the terms and conditions of this Agreement and as conditions concurrent to the parties’ respective obligations hereunder:

(a)           Kapoor hereby sells, transfers and assigns to Apollo Management good and marketable title to the Kapoor Units free and clear of all claims, liens and encumbrances and, in payment therefor, Apollo Management hereby delivers the sum of $400,000 to Kapoor by cashiers’ check or the wire transfer of immediately available funds.

(b)          APS hereby waives, forfeits and surrenders all rights to the Adjustment Amount.

(c)           Kapoor hereby waives, forfeits and surrenders all rights to the Kapoor Contingent Purchase Payment.

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2.           Release.

(a)           Release by Kapoor. Kapoor hereby absolutely, forever and fully, specifically, unconditionally and irrevocably releases, acquits, and forever discharges the Company, Apollo Management, APS and their affiliates (collectively, “the Apollo Parties”), and each of their respective agents, employees, independent contractors, representatives, partners, managers, members, owners, shareholders, officers, directors, attorneys, insurers, affiliates, assigns, predecessors and successors (collectively, the “Apollo Releasees”), of and from any and all claims, actions, causes of action, demands, rights, damages, costs, expenses and compensation, including, but not limited to, attorneys fees and costs, relating to, or arising out of, the Kapoor Contingent Purchase Payment, his acquisition, ownership and sale of the Kapoor Units, the Employment Agreement and his employment by APS, the APS Operating Agreement dated October 27, 2014 (the “Operating Agreement”), and his status as a member, officer and employee of APS (collectively, the “Kapoor Claims”), whether known or unknown, which Kapoor heretofore had, owned, held or claimed to have, own or hold against any of the Apollo Releasees, or at any time now or in the future may have, own, hold or claim to have, own or hold against any of the Apollo Releasees relating to the Kapoor Claims; provided, however, that this release does not discharge any obligations (i) other than those relating to the Kapoor Claims and all other obligations, representations, warranties and covenants of the Apollo Parties under this Agreement, the Purchase Agreement, the Contribution Agreement and any other agreement with Kapoor, or otherwise, are not the subject of this release and shall remain in full force and effect; and (ii) of the Apollo Releases to indemnify and hold harmless Kapoor from any all claims that be asserted by third parties against Kapoor relating to his employment by, or ownership interest in, Apollo as set forth in Section , below. Without limitation, the Kapoor Claims include claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Age Discrimination in Employment Act and any analogous local or state law or statute, including without limitation the California Fair Employment and Housing Act, the Employee Retirement Income Security Act, Worker Adjustment and Retraining Notification Act, and any other claim based upon any act or omission of the Apollo Releasees relating to Kapoor’s employment by APS occurring prior to the Effective Date of this Agreement.

(b)           Release by the Apollo Parties. Each of the Apollo Parties, severally and not jointly, hereby absolutely, forever and fully, specifically, unconditionally and irrevocably releases, acquits, and forever discharges Kapoor, and each of his agents, representatives, partners, attorneys, insurers, affiliates, assigns, and successors (collectively, the “Kapoor Releasees”), of and from any and all claims, actions, causes of action, demands, rights, damages, costs, expenses and compensation, including, but not limited to, attorneys fees and costs, relating to, or arising out of, the Adjustment Amount, the Employment Agreement, the Operating Agreement, and Kapoor’s status as a member, officer and employee of APS (collectively, the “Apollo Claims”), whether known or unknown, which the Apollo Parties heretofore had, owned, held or claimed to have, own or hold against any of the Kapoor Releasees, or at any time now or in the future may have, own, hold or claim to have, own or hold against any of the Kapoor Releasees relating to the Apollo Claims; provided, however, that this release does not discharge any obligations other than those relating to the Apollo Claims and all other obligations, representations, warranties and covenants of Kapoor under this Agreement, the Purchase Agreement, the Contribution Agreement and any other agreement (including non-competition agreements) with the Apollo Parties, or otherwise, are not the subject of this release and shall remain in full force and effect.

(c)           Section 1542. Except as set forth in Section 2(a)(i) and (ii) above, and Section 3 below, Kapoor and the Apollo Parties each acknowledge that in the event that at any time after the Effective Date any injury, loss or damage is sustained in connection with any matter released in this Section 2 or any matter set forth elsewhere in this Agreement which is not now known or suspected, or in the event that the loss or damage now known has consequences or results not known or suspected, this Agreement shall nevertheless constitute a full and final release as to the parties and matters herein released, and this release shall apply to and include all such unknown or unsuspected consequences or results. Such parties have read and have been carefully advised by their respective attorneys of the contents of Section 1542 of the California Civil Code which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The parties have read and have been carefully advised by their respective attorneys of the contents of Section 1542 and each such party hereby expressly, unconditionally and irrevocably waives any and all rights and benefits under said Section 1542.

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(d)          Assumption of Risk. Each party does hereby expressly assume the risk of any mistake of fact, or that the true facts might be other or different from facts now known or believed to exist. Each party acknowledges and agrees that it is aware that it may hereafter discover claims in relation to the matters referred to in this Agreement, presently unknown or unsuspected, or facts in addition to or different from those which it now knows or believes to be true. Nevertheless, it is such party’s intention, by executing this Agreement, to fully, finally and forever settle and release all such matters, and all claims related to the Kapoor Claims and the Apollo Claims, as the case may be. In furtherance of such intention, the releases given herein shall be and remain in effect as a full and complete releases of such matters, notwithstanding the discovery or existence of any such additional or different claims or facts relative thereto by any party.

3.           Indemnification and Hold Harmless. Notwithstanding Section 2(a)(i) and (ii), above, the Apollo Parties shall indemnify and hold Kapoor harmless against any third party claim, contention, demand, cause of action, obligation and liability of any nature, character or description whatsoever, including the payment of attorney’s fees and costs actually incurred, whether or not litigation is commenced, which may arise from, or relate to, Kapoor’s employment by, or ownership interest in, Apollo.

 4.           Advice of Counsel/Investigation of All Facts/Voluntary Settlement. Each party has had the opportunity to seek the advice of legal counsel prior to the Effective Date. Each party represents and warrants that he/it has read and understood this Agreement. Each party hereby executes this Agreement voluntarily and with full knowledge of its significance, and with the express intention of effecting the extinguishment of any and all obligations and claims arising out of or connected with the matters specified herein. Each party has investigated the facts pertaining to this Agreement and his/its release contained herein, and all matters pertaining thereto, as deemed necessary by such party. Each party has entered into this Agreement in the total absence of any fraud, mistake, duress, coercion, or undue influence and after careful thought and reflection upon this Agreement and the documents referred to herein; and accordingly, by signing this document and the documents referred to herein, each party signifies that this Agreement has been read with full understanding, agreement and acceptance. This Agreement is entered into with the intent of effectuating the extinguishment of the claims released hereunder.

5.           Covenant Not to Sue. Kapoor covenants and agrees never to commence, prosecute, join, aid or participate in any way (except as may be required by subpoena or court order), or cause to be commenced or prosecuted against any Apollo Releasee, any action or legal proceeding based in whole or in part upon the Kapoor Claims. Each Apollo Party covenants and agrees never to commence, prosecute, join, aid or participate in any way (except as may be required by subpoena or court order), or cause to be commenced or prosecuted against any Kapoor Releasee, any action or legal proceeding based in whole or in part upon the Apollo Claims. This Agreement may be pleaded as a full and complete defense to any such action or other proceeding, and/or as a basis for abatement of, or injunction against, such action or other proceeding.

6.           Kapoor Representations and Warranties. Kapoor represents and warrants to the Apollo Parties:

(a)           Ownership of the Kapoor Units. The Kapoor Units are owned of record and beneficially by Kapoor, free and clear of all liens, security interests, encumbrances, restrictions, pledges and claims of every kind. The Kapoor Units constitute Kapoor’s entire membership and economic interest in APS.

(b)           Authority; Enforceability. Kapoor is older than the age of majority, is of sound mind and is competent and has full right and authority to enter into this Agreement, all other agreements and documents executed in connection with this Agreement, and all documents and agreements necessary to give effect to the provisions of this Agreement, and to perform his obligations hereunder and thereunder. This Agreement has been duly and validly executed and delivered by Kapoor and, subject to the due authorization, execution and delivery by the Apollo Parties, constitutes the legal, valid and binding obligations of Kapoor, enforceable against him in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

(c)           No Approval or Consent Required. The execution and delivery by Kapoor of this Agreement, and the performance of his obligations hereunder, does not require notice to, or consent or approval of, any governmental agency or other third party.

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(d)           Sophisticated Seller. Kapoor (i) is a sophisticated individual familiar with transactions similar to those contemplated by this Agreement, (ii) has adequate information concerning the business and financial condition of APS to make an informed decision regarding the sale of the Kapoor Units and the value thereof, (iii) has independently and without reliance upon the Apollo Parties, and based on such information and the advice of such advisors as he has deemed appropriate, made his own analysis and decision to enter into this Agreement. Kapoor acknowledges that none of the Apollo Parties or their affiliates is acting as a fiduciary or financial or investment adviser to Kapoor, and has not given Kapoor any investment advice, opinion or other information on whether the sale of the Kapoor Units is prudent. Kapoor acknowledges that the Apollo Parties currently may have, and later may come into possession of, information with respect to APS that is not known to Kapoor and that may be material to a decision to sell the Kapoor Units (“Excluded Information”). Kapoor has determined to sell the Kapoor Units notwithstanding his lack of knowledge of the Excluded Information and, accordingly, agrees that the Apollo Parties shall have no liability to Kapoor for, and Kapoor waives and releases, any claims (which shall constitute “Kapoor Claims” for purposes of Section 2(a) hereof) that he might have against the Apollo Parties, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with the sale of the Kapoor Units. Kapoor understands that the Apollo Parties will rely on the accuracy and truth of the foregoing representations, and Kapoor hereby consents to such reliance.

7.          Apollo Parties’ Representations and Warranties. Each Apollo Party (except for clauses (c) and (d), which are made by Apollo Management only), severally and not jointly, represents and warrants to Kapoor:

(a)           Authority; Enforceability. Such party has the full right, power and authority to enter into this Agreement, all other agreements and documents executed in connection with this Agreement, and all documents and agreements necessary to give effect to the provisions of this Agreement, and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by such party and the performance of its obligations hereunder have been duly authorized by all necessary corporate governance action, and all other actions and proceedings required to be taken by or on behalf of such party to enter into this Agreement have been duly and properly taken. This Agreement has been duly and validly executed and delivered by such party and, subject to the due authorization, execution and delivery by Kapoor and the other parties, constitutes the legal, valid and binding obligations of such party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

(b)           No Approval or Consent Required. The execution and delivery by such party of this Agreement, and the performance by such party of its obligations hereunder, does not require notice to, or consent or approval of, any governmental agency or other third party.

(c)          Investment Intent; Restricted Securities. Apollo Management is acquiring the Kapoor Units for its own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Kapoor Units within the meaning of the Securities Act of 1933, as amended (the “1933 Act”). Apollo Management has no present intention of selling or otherwise disposing of all or any portion of the Kapoor Units. Apollo Management understands and acknowledges that the Kapoor Units are “restricted securities” under the 1933 Act and that it may not transfer any of the Kapoor Units unless such securities are registered under the 1933 Act or unless an exemption from such registration is available.

(d)          Sophisticated Purchaser. Apollo Management (i) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement, (ii) has adequate information concerning the business and financial condition of APS to make an informed decision regarding the purchase of the Kapoor Units and the value thereof, and (iii) has independently and without reliance upon Kapoor, and based on such information and the advice of such advisors as it has deemed appropriate, made its own analysis and decision to enter into this Agreement. Apollo Management acknowledges that neither Kapoor nor any of his affiliates is acting as a fiduciary or financial or investment adviser to Apollo Management, and has not given Apollo Management any investment advice, opinion or other information on whether the purchase of the Kapoor Units is prudent.

8.           Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns without any restrictions.

9.           Enforceability. If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement.

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10.          Further Assurances. Each party (and his or its counsel) shall execute and deliver such other and further instruments, documents and papers, and shall perform any and all acts necessary to give full force and effect to all of the terms and provisions of this Agreement.

11.          Attorneys’ Fees and Costs. Should any party to this Agreement retain counsel for the purpose of enforcing any provision of this Agreement, including without limitation for the purpose of instituting any action or proceeding to enforce any provision of this Agreement, or for damages by reason of any breach of any provision of this Agreement, or for a declaration of such party’s rights or obligations under this Agreement, or for any other judicial remedy, then the prevailing party shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all reasonable costs and expenses incurred, including without limitation attorneys’ fees and costs for services rendered to the prevailing party and any attorneys’ fees and costs incurred in enforcing or collecting any judgment entered or in connection with any bankruptcy proceeding. Notwithstanding the foregoing, all attorneys’ fees and costs incurred by any party in connection with the negotiation and documentation of this Agreement shall be borne by such party. Any litigation or arbitration between the parties shall occur exclusively in the County of Los Angeles, California.

12.          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts entered into and fully to be performed therein.

13.          Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Each of the parties agrees that each of the other parties may rely upon the facsimile or PDF signature of any party on this Agreement as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement as fully as if this Agreement contained the original ink signature of the party or parties supplying a facsimile or PDF signature.

14.          Integration. This Agreement constitutes a single, integrated written contract expressing the entire agreement of the parties hereto relating to the subject matter hereof. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this Agreement, and all prior discussions, negotiations and agreements, whether written or oral have been, and are, merged and integrated into, and are superseded by, this Agreement.

15.          Neutral Interpretation. In any action to construe the terms of this Agreement, this Agreement shall be considered the product of negotiation by and among the parties hereto. No clause or provision shall be interpreted more strongly in favor of one party or the other, based upon the source of the draftsmanship, but shall be interpreted in a neutral manner.

16.          Notices. Any notice, request, demand, instruction or other communication given hereunder by any party must be in writing and will be validly and timely given or made to another party if (i) served personally, (ii) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, (iii) delivered by overnight courier, or (iv) sent by facsimile, to such party at the address set forth on the signature page hereof. If such notice is served personally, such notice will be deemed to be given at the time of such personal service. If notice is served by mail, such notice will be deemed to be given three business days after the deposit of same in any United States mail post office box. If such notice is served by overnight courier, such notice will be deemed to be given on the next business day following the acceptance of such notice for delivery by such overnight courier. If such notice is served by facsimile, such notice will be deemed to be given at the time such notice is sent, provided that an additional copy of such notice is sent the same day by another acceptable means of giving notice under this Section 15. Any person entitled to receive notice under this Agreement may change the address or facsimile number to which such notice may be sent, by giving notice thereof pursuant to this Section 15.

17.          Survival. All covenants, representations and warranties contained in this Agreement shall, without any limitation, survive the execution of this Agreement and the consummation of the transactions and undertakings contained in this Agreement.

18.          Time Is Of The Essence. Time is of the essence with respect to any act, performance, or payment under this Agreement.

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19.          No Third Party Beneficiaries. Other than as specifically provided in Section 2, no person who is not a party to this Agreement shall be deemed to be a third party beneficiary of any covenants, representation or warranty herein contained.

20.          Captions. The captions of the various sections herein are for convenience only, and none of them is intended to be any part of the body or text of this Agreement, nor are they intended to be referred to in construing any of the provisions hereof.

21.          Amendment. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing signed by all parties.

22.          Waiver. The failure of any party to exercise any of its rights or remedies in the event of a default by another party shall not be a waiver of such default, a modification of this Agreement or such defaulting party’s obligations under this Agreement, or a waiver of any subsequent default by such defaulting party.

23.          Non-Disparagement. Each party agrees that it or he will not, either by conversation or any other oral expression, by letter or any other written, electronic or digital expression, or by any other deed or act of communication, privately or publicly, disparage, criticize, condemn, or impugn the reputation or character of any other party to this Agreement (including his or its predecessors, successors, parents, subsidiaries, affiliates, divisions, officers, directors, employees, attorneys, owners, agents, representatives, assigns, heirs, legatees, personal representatives, executors, trustees, beneficiaries, or receivers).

24.         Resignation. Kapoor hereby resigns from each and every office he holds in APS.

[Signature page follows]

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IN WITNESS WHEREOF, this Membership Interest Purchase Agreement and Release has been executed on the dates set forth below.

Party	Date	Address

APOLLO MEDICAL HOLDINGS, INC.

BY: /s/ Warren Hosseinion	12/9/2015	700 N. Brand Blvd.
Name: Warren Hosseinion, M.D.		Suite 220
Title: Chief Executive Officer		Glendale, California 91203
Attn: Chief Executive Officer
Fax: (818) 844-3885
APOLLO MEDICAL MANAGEMENT, INC.

BY: /s/ Warren Hosseinion	12/9/2015	700 N. Brand Blvd.
Name: Warren Hosseinion, M.D.		Suite 220
Title: Chief Executive Officer		Glendale, California 91203
Attn: Chief Executive Officer
Fax: (818) 844-3885

APOLLO PALLIATIVE SERVICES, LLC		c/o Apollo Medical
Management, Inc.
BY: /s/ Warren Hosseinion	12/9/2015	700 N. Brand Blvd.
Name: Warren Hosseinion, M.D.		Suite 220
Title: Chief Executive Officer		Glendale, California 91203
Attn: Chief Executive Officer
Fax: (818) 844-3885

/s/ Sandeep Kapoor, M.D.	12/7/2015	12311 Ventura Blvd.
DR. SANDEEP KAPOOR, M.D.		Studio City, CA 91604 Fax: 818